UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2026

STRATEGY INC

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market
Class A Common Stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

ATM Update

On October 5, 2026, Strategy Inc ("Strategy") announced an update with respect to sales made under its at-the-market offering program ("ATM") of the following securities:

	During Period September 28, 2026 to September 30, 2026			As of September 30, 2026
Security	Shares Sold	Notional Value (in millions) (1)	Net Proceeds (in millions) (2)	Available for Issuance and Sale (in millions)
STRF Stock	-	$-	$-	$1,619.3
10.00% Series A Perpetual Strife Preferred Stock
STRC Stock	-	$-	$-	$17,510.8
Variable Rate Series A Perpetual Stretch Preferred Stock
STRK Stock	-	$-	$-	$2,100.0
8.00% Series A Perpetual Strike Preferred Stock
STRD Stock	-	$-	$-	$4,014.8
10.00% Series A Perpetual Stride Preferred Stock
MSTR Stock	-	$-	$-	$18,844.4
Class A Common Stock
Total			$-

	During Period October 1, 2026 to October 4, 2026			As of October 4, 2026
Security	Shares Sold (3)	Notional Value (in millions) (1)	Net Proceeds (in millions) (2)	Available for Issuance and Sale (in millions)
STRF Stock	-	$-	$-	$1,619.3
10.00% Series A Perpetual Strife Preferred Stock
STRC Stock	-	$-	$-	$17,510.8
Variable Rate Series A Perpetual Stretch Preferred Stock
STRK Stock	-	$-	$-	$2,100.0
8.00% Series A Perpetual Strike Preferred Stock
STRD Stock	-	$-	$-	$4,014.8
10.00% Series A Perpetual Stride Preferred Stock
MSTR Stock	92,894	$-	$ 15.7 (4)	$18,828.7
Class A Common Stock
Total			$15.7

(1) The total face value of the shares of preferred stock sold, which is used to calculate dividends thereon.

(2) Net proceeds are presented net of sales commission.

(3) Includes shares sold but not yet settled as of October 2, 2026.

(4) $15.7 million in net proceeds from MSTR Stock sales were used to fund bitcoin purchases.

BTC Update

On October 5, 2026, Strategy announced updates with respect to its bitcoin holdings:

During Period September 28, 2026 to September 30, 2026
BTC Acquired (1)	Aggregate Purchase Price (in millions) (2)	Average Purchase Price (2)
-	-	-

As of September 30, 2026
Aggregate BTC Holdings	Aggregate Purchase Price (in billions) (2)	Average Purchase Price (2)
847,666	$63.95	$75,436.6

During Period October 1, 2026 to October 4, 2026*
BTC Acquired (1)	Aggregate Purchase Price (in millions) (2)	Average Purchase Price (2)
334	$28.7	$85,838.8

As of October 4, 2026*
Aggregate BTC Holdings	Aggregate Purchase Price (in billions) (2)	Average Purchase Price (2)
848,000	$63.97	$75,440.7

*Bitcoin activity and holdings information is presented as of 4:00 p.m. Eastern Time on the last day indicated.

(1) $15.7 million of bitcoin purchases were made using net proceeds from MSTR Stock sales and $13.0 million of bitcoin purchases were made using USD Cash.

(2) Aggregate and average purchase prices are inclusive of fees and expenses.

Repurchase Program Updates

On October 5, 2026, Strategy announced the following update with respect to its share repurchase programs of the following securities:

During Period September 28, 2026 to September 30, 2026
Security	Shares Repurchased	Aggregate Purchase Price (in millions)
STRF Stock (1)	-	$-
10.00% Series A Perpetual Strife Preferred Stock
STRC Stock (1)	1,033,168	$102.6
Variable Rate Series A Perpetual Stretch Preferred Stock
STRK Stock (1)	-	$-
8.00% Series A Perpetual Strike Preferred Stock
STRD Stock (1)	-	$-
10.00% Series A Perpetual Stride Preferred Stock
MSTR Stock (2)	-	$-
Class A Common Stock
Total
	1,033,168	$102.6

During Period October 1, 2026 to October 4, 2026
Security	Shares Repurchased	Aggregate Purchase Price (in millions)
STRF Stock (3)	-	$-
10.00% Series A Perpetual Strife Preferred Stock
STRC Stock (3)	740,634	$73.7
Variable Rate Series A Perpetual Stretch Preferred Stock
STRK Stock (3)	-	$-
8.00% Series A Perpetual Strike Preferred Stock
STRD Stock (3)	-	$-
10.00% Series A Perpetual Stride Preferred Stock
MSTR Stock (2)	-	$-
Class A Common Stock
Total
	740,634	$73.7

(1) $80.4 million of STRC Stock repurchases were funded using USD Cash and $22.2 million were funded using interest earned on Strategy’s cash, cash equivalents and short-term investments. $620.9 million aggregate purchase price of Strategy's preferred stock remains available under its digital credit securities repurchase program as of September 30, 2026.

(2) $1.0 billion aggregate purchase price of MSTR Stock remains available under Strategy's MSTR Stock repurchase program as of each of September 30, 2026 and October 4, 2026.

(3) $73.7 million of STRC Stock repurchases were funded using USD Cash. $547.2 million aggregate purchase price of Strategy's preferred stock remains available under its digital credit securities repurchase program as of October 4, 2026.

USD Reserve and USD Cash Updates

As part of its capital framework, Strategy maintains: (i) a U.S. dollar reserve (the "USD Reserve"), which is intended to support the payment of dividends on Strategy's preferred stock and interest on its outstanding indebtedness, and (ii) "USD Cash", which management maintains to deploy for broader general Bitcoin Treasury Company purposes, which may include acquiring bitcoin, expanding the USD Reserve, broader capital management uses, and other similar purposes.

During the period from September 28, 2026 to October 4, 2026, Strategy used $154.1 million of USD Cash to fund repurchases of STRC Stock and $13.0 million of USD Cash to fund purchases of bitcoin. During the same period, Strategy used $142.5 million of the USD Reserve to fund dividends on its preferred stock and interest on its outstanding indebtedness.

As of October 4, 2026, the balances of the USD Reserve and USD Cash were $4.88 billion and $833.4 million, respectively.

Q3 2026 Financial Update

Strategy estimates that, for the three months ended September 30, 2026, it had:

•
$20.91 billion gain on digital assets; and
•
$1.88 billion associated deferred tax expense.

Strategy estimates that, as of September 30, 2026, it had:

•
$70.82 billion digital asset carrying value; and
•
$1.88 billion net deferred tax liability with respect to its bitcoin holdings and activity.

As of September 30, 2026, the fair value of Strategy's bitcoin holdings exceeded the cost basis of its bitcoin holdings. As a result, Strategy's $4.12 billion deferred tax asset as of June 30, 2026 with respect to the loss on its bitcoin holdings and activity as of that date was reversed and the associated valuation allowance against that amount was released. The release of the valuation allowance resulted in an approximately $4.12 billion income tax benefit, reducing Strategy's estimated deferred tax expense from approximately $6.00 billion to $1.88 billion, as noted above. The foregoing amounts exclude Strategy's additional deferred tax assets (and related valuation allowance against such assets) associated with its software operations as of September 30, 2026.

The financial information set forth in this Current Report on Form 8-K has been prepared by Strategy management. Strategy's independent registered public accounting firm, KPMG LLP, has not audited or reviewed, and does not express an opinion with respect to, such financial information.

Item 7.01 Regulation FD Disclosure.

Strategy Dashboard

Strategy also maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding Strategy to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain key performance indicator metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that Strategy makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding Strategy's estimated gain on digital assets, deferred tax expense, digital asset carrying value and deferred tax liability and Strategy's deferred tax assets and valuation allowances. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "target," "will," "would," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including fluctuations in the market price of bitcoin and any associated unrealized gains or losses on digital assets that Strategy may record in its financial statements as a result of a change in the market price of bitcoin from the value at which Strategy's bitcoins are carried on its balance sheet, the impact of the price of bitcoin as of period-end and its effect on Strategy's deferred tax assets, related valuation allowance, and tax expense, fluctuations in tax benefits or provisions, assumptions underlying Strategy's estimates and projections, and the other factors discussed under the caption "Risk Factors" in Strategy's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") on August 3, 2026 and the risks described in other filings that Strategy may make with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and Strategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2026	Strategy Inc (Registrant)

	By:	/s/ Thomas C. Chow
	Name:	Thomas C. Chow
	Title:	Executive Vice President & General Counsel